Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-33931, 333-32596, 333-140245 and 333-140244) of Northern Technologies International Corporation and Subsidiaries of our report dated November 6, 2006 (Except for the second paragraph of Note 8, as to which the date is November 13, 2007), which appears on page 56 of this annual report on Form 10-KSB for the fiscal year ended August 31, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
November 16, 2007